                          INDEPENDENT AUDITOR'S CONSENT


         We consent to the incorporation by reference in the Registration Statement of Datascope Corp. 401(k) Savings and Supplemental Retirement Plan on Form S-8 under the Securities Act of 1933 of our report dated May 21, 2002 appearing in the Annual Report on Form 11-K of Datascope Corp. 401(k) Savings and Supplemental Retirement Plan for the fiscal period ended December 31, 2001.


/s/ Milgrom Galuskin Balmouth & Company
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Milgrom Galuskin Balmuth & Company
Certified Public Accountants, P.C.


Edison, New Jersey
May 22, 2002